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                                                                   EXHIBIT 10.42


                                    SUBLEASE

      This Sublease is made and entered into as of March 14, 2000, by and among LYON & LYON LLP, a California limited liability partnership ("Sublandlord") and LIGHTSPAN PARTNERSHIP, INC ., a Delaware corporation ("Subtenant").

                                    RECITALS:

      A. Sublandlord and Mitsui Kensetsu Development, Inc., a California corporation, predecessor in interest to U.S. Property Fund GmbH & Co. KG ("Landlord") have entered into that certain Lease Agreement dated as of December 4, 1997 (the "Suite 500 Lease") whereby Landlord has leased to Sublandlord approximately 33,908 rentable square feet of space (the "Suite 500 Premises") located in that certain building (the "Building") at 4225 Executive Square, La Jolla, California. Sublandlord and Landlord have also entered into that certain Lease Agreement dated as of June 19, 1998 (the "Suite 560 Lease") whereby Landlord has leased to Sublandlord approximately 799 rentable square feet of space (the "Suite 560 Premises") located in the Building. The Suite 500 Premises and the Suite 560 Premises are collectively referred to as the "Premises". The Suite 500 Lease and the Suite 560 Lease are collectively referred to as the "Lease". A copy of the Lease has been delivered to Subtenant.

      B. Sublandlord and Subtenant now desire to enter into this Sublease to provide for the sublease by Sublandlord to Subtenant of a portion of the Premises consisting of 10,499 rentable square feet located on the fifth (5th) floor of the Building, approximately as shown on Exhibit A attached hereto and incorporated herein by this reference (such subleased portion of the Premises is referred to herein as the "Subleased Premises"), all upon the terms and subject to the conditions set forth in this Sublease.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. SUBLEASE OF THE SUBLEASED PREMISES. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the "Sublease Term" (as hereinafter defined), at the rental, and upon all of the terms and conditions set forth herein, the Subleased Premises. The Subleased Premises shall be deemed for all purposes of this Sublease to contain 10,249 rentable square feet notwithstanding any deviation in the actual rentable square feet of the Subleased Premises.

      2. TERM. The term (the "Term") of this Sublease shall commence on March 15, 2000 (the "Sublease Commencement Date") and end on March 31, 2002, unless earlier terminated pursuant to any provision hereof. Notwithstanding such Sublease Commencement Date, if for any reason Sublandlord cannot deliver possession of the Subleased Premises to Subtenant on such date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the Term hereof, but in no event shall Subtenant be obligated to pay rent or perform any other obligations with respect to the Subleased Premises until possession of the Subleased Premises is tendered to Subtenant; provided, however, if Sublandlord shall not have delivered

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possession of the Subleased Premises within sixty (60) days from such Sublease
Commencement Date, Subtenant may, at Subtenant's option, by notice in writing to Sublandlord within ten (10) days thereafter, terminate this Sublease, in which event the parties shall be discharged from all obligations hereunder. Any occupancy of the Subleased Premises by Subtenant prior to the Sublease Commencement Date shall be subject to all of the provisions of this Sublease.

      3. MONTHLY BASE RENT. During the Term, Subtenant shall pay to Sublandlord as "Monthly Base Rent" for the Subleased Premises the amount of Twenty-Five Thousand Six Hundred Twenty-Two and 50/100 Dollars ($25,622.50) which amount shall be payable in advance on the first day of each month without deduction, setoff, notice or demand. Subtenant shall pay to Sublandlord upon the execution hereof the amount of Twenty-Five Thousand Six Hundred Twenty-Two and 50/100 Dollars ($25,622.50) as Monthly Base Rent for the first full calendar month of the Term hereof. If the Sublease Commencement Date is other than the first day of a calendar month, rent for such partial month shall be due on the Sublease Commencement Date. Monthly Base Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment based on the actual number of days in such month. Monthly Base Rent and all other monetary amounts payable by Subtenant to Sublandlord pursuant to this Sublease (all of which other monetary amounts shall be deemed to constitute additional rent, whether or not so specified herein) shall be payable in lawful money of the United States to Sublandlord at 633 West Fifth Street, Suite 4700, Los Angeles, California 90071, Attention: Executive Director, or to such other persons or at such other places as Sublandlord may designate in writing.

      4. DIRECT OPERATING EXPENSES RENT. In addition to the Monthly Base Rent, commencing on January 1, 2001, Subtenant shall pay to Sublandlord sixty-nine percent (69%) ("Subtenant's Suite 560 Pro Rata Share") of the amount of "Excess Direct Operating Expenses Rent" (as defined in Section 4.3 of the Suite 560 Lease) and twenty-nine percent (29%) ("Subtenant's Suite 500 Pro Rata Share") of the amount of "Excess Direct Operating Expenses Rent" (as defined in Section 4.3 of the Suite 500 Lease) required to be paid by Sublandlord pursuant to the Suite 560 Lease and the Suite 500 Lease, as applicable, at the same time and in the same manner (including estimated monthly installments) as is provided in each such Lease, provided that for purposes of this Sublease the Initial Direct Operating Expenses shall be based on calendar year 2000.

      5. SECURITY DEPOSIT. Subtenant shall deposit with Sublandlord upon execution hereof $25,622.50 as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of said security deposit, Subtenant shall within ten (10) days after written demand therefor deposit cash with Sublandlord in an amount sufficient to restore said security deposit to the full amount hereinabove stated and Subtenant's failure to do so shall be a default hereunder and Sublandlord shall be entitled to exercise all rights and remedies available to Sublandlord hereunder. Sublandlord shall not be required to keep said security deposit separate from its general accounts. If Subtenant performs all of


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Subtenant's obligations hereunder, said security deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use, to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest here-under) following the expiration of the Term hereof and after Subtenant has vacated the Subleased Premises in accordance with this Sublease. No trust relationship is created herein between Sublandlord and Subtenant with respect to said security deposit

      6. USE.

            6.1 USE. The Subleased Premises shall be used and occupied for general office purposes only and for no other business or purpose whatsoever.

            6.2 COMPLIANCE WITH LAW. Subtenant shall, at Subtenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof with respect to the Subleased Premises. Subtenant shall not use or permit the use of the Subleased Premises in any manner that will tend to create waste or a nuisance or which shall tend to disturb other tenants or occupants of the Building. Sublessee shall abide by and adhere to such rules and regulations as Sublandlord may from time to time institute.

            6.3 CONDITION OF SUBLEASED PREMISES. Subtenant hereby agrees to accept the Subleased Premises in its existing "AS IS" condition as of the date of delivery of possession of the Subleased Premises, without requiring any alterations, improvements or repairs to be made by Sublandlord or at Sublandlord's expense either at the Sublease Commencement Date or at any time during the Term of this Sublease. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agents have made any representation or warranty as to the suitability of the Subleased Premises for the conduct of Subtenant's business, the physical condition of the Subleased Premises, the Building or the land on which the Building is located, or any other matter affecting or related to the Subleased Premises, the Building or the land on which the Building is located.

      7. LEASE.

            7.1 This Sublease is and shall be at all times subject and subordinate to the Lease and shall be subordinate to any mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the real property of which the Subleased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

            7.2 Except as otherwise expressly provided to the contrary in this Sublease or except to the extent the terms and conditions of the Lease are inconsistent herewith (i) all of the rights and obligations conferred and imposed by the Lease on the "Tenant" thereunder are hereby conferred and imposed upon Subtenant, and all of the rights conferred by the Lease upon the "Landlord" thereunder are hereby conferred upon Sublandlord, and (ii) the terms and conditions of the Lease applicable to the Subleased Premises are hereby incorporated herein by reference as if Sublandlord were "Landlord" and Subtenant were "Tenant" thereunder. Notwithstanding the foregoing or any other provision of this Sublease to the contrary, Subtenant expressly agrees that


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(i) Sublandlord shall not be obligated to perform, and shall not be liable or responsible for the performance or failure of performance by Landlord of, any of the obligations of Landlord under the Lease nor shall Sublandlord be deemed to make, or be liable or responsible for the breach of, any representation or warranty made by Landlord under the Lease (to the extent the same relate to the Subleased Premises or otherwise), (ii) Subtenant shall not require any performance by Sublandlord hereunder with respect to the Subleased Premises which is performable by Landlord for the benefit of Sublandlord under the Lease and (iii) Subtenant shall have no claim against Sublandlord for any default, breach or failure of performance or other misconduct of Landlord under the Lease or otherwise. Without limitation of the foregoing, Sublandlord shall have no obligation during the Term of this Sublease to render any services (such as those Landlord provides to Sublandlord under the Lease) to Subtenant with respect to the Subleased Premises or to expend any money for the preservation or repair of the Subleased Premises.

            7.3 During the Term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sublandlord and Landlord, each and every obligation of Sublandlord under the Lease with respect to the Subleased Premises except to the extent inconsistent with this Sublease. The obligations that Subtenant has assumed under this Paragraph 7.3 are hereinafter referred to as the "Subtenant's Assumed Obligations". Without limitation of the foregoing, the following provisions of the Lease shall be inapplicable to this Sublease: Article 1,
Article 3, Section 4.1, Section 4.2, Section 4.7, Article 6, Article 31, Exhibit A, Exhibit C, and Rider to Lease.

            7.4 Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any and all liabilities, judgments, damages, claims, demands, losses, costs and/or expenses (including, without limitation, reasonable attorneys' fees and expenses), arising out of Subtenant's failure to comply with or perform Subtenant's Assumed Obligations.

            7.5 Sublandlord represents to Subtenant that the Lease is in full force and effect and that, to Sublandlord's knowledge, no default exists on the part of any party to the Lease.

            7.6 Landlord's acceptance of any payment or performance from Subtenant, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Subtenant to Landlord or a recognition or non-disturbance of Subtenant or this Sublease or to serve to release Sublandlord from any liability under the terms, covenants, conditions or provisions under the Lease; provided, however, nothing herein shall in any manner obligate Landlord to accept any such payment or performance. The Sublease Term shall expire and come to an end on its stated expiration date or any earlier termination hereof or concurrently with any termination of the Suite 560 Lease or the Suite 500 Lease for any reason.

      8. BROKERS FEE.

            8.1 Each of Sublandlord and Subtenant represents and warrants to the other that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Sublease other than Julien J. Studley, Inc., Brown Colarusso Lebeau Inc. and Irving Hughes (collectively, "Broker"), and that it knows of no other real estate broker or agent who is


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entitled to or can claim a commission in connection with this Sublease and each of Sublandlord and Subtenant hereby agree to indemnify, defend and hold harmless the other from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of such indemnifying party's dealings with any real estate broker or agent other than Broker in connection with this Sublease.

            8.2 Sublandlord and Subtenant agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with this Sublease and Sublandlord and Subtenant agree to indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of such indemnifying party's dealings with any real estate broker or agent in connection with this Sublease.

      9. CONSENT. This Sublease shall not be effective unless, within thirty
(30) days of the date hereof, Landlord signs this Sublease thereby giving its consent to this Sublease. Landlord's consent to this Sublease shall not be construed as a consent by Landlord to any further subletting either by Sublandlord or by Subtenant or to any assignment by Sublandlord of the Lease or any assignment by Subtenant of this Sublease. Notwithstanding anything to the contrary contained in this Sublease, in each case where Landlord's consent or approval is required under the Lease, Landlord's and Sublandlord's consent or approval shall be required under this Sublease.

      10. PARKING. Subtenant shall be entitled to Subtenant's Suite 560 Pro Rata Share of parking spaces (i.e., 1 reserved space and 1 non-reserved spaces) provided to Sublandlord pursuant to the Suite 560 Lease and to Subtenant's Suite 500 Pro Rata Share of parking spaces (i.e., 8 reserved spaces and 26 non-reserved spaces) provided to Sublandlord pursuant to the Suite 500 Lease.

      11. ATTORNEYS' FEES. In the event that at any time after the date hereof either Landlord, Sublandlord or Subtenant shall institute any action or proceeding against the other(s) relating to this Sublease, then and in that event, the party(ies) not prevailing in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys' fees and all costs and disbursements incurred therein by the prevailing party. In addition to the foregoing award of fees, the prevailing party shall be entitled to its attorneys' fees and costs incurred in any post-judgment proceedings to collect and enforce the judgment.

      12. SUBLANDLORD'S RIGHT TO PERFORM SUBTENANT'S OBLIGATIONS. If Subtenant fails to perform any of its obligations under this Sublease or the Lease as required by this Sublease in a manner reasonably satisfactory to Sublandlord, Sublandlord shall have the right, but not the obligation to take any and all actions required to be taken by Subtenant pursuant to the provisions hereof or the Lease which may be necessary to prevent a default under or to assure complete compliance with the terms of this Sublease or the Lease. All costs and expenses


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reasonably incurred by Sublandlord pursuant to this Section 12 shall be payable by Subtenant, as additional rent, within five (5) days after delivery of a statement of any such costs to Subtenant.

      13. HOLDING OVER. If Subtenant remains in possession of the Subleased Premises or any part thereof after the expiration or earlier termination of this Sublease, such occupancy shall be a tenancy at sufferance upon all the provisions of this Sublease pertaining to the obligations of Subtenant, except that the Monthly Base Rent shall be increased to 150% of the Monthly Base Rent due at the expiration of the Term. Nothing contained herein shall be construed as authorizing Subtenant to remain in possession of the Subleased Premises beyond the expiration or earlier termination of this Sublease.

      14. NOTICES. All notices or demands of any kind required or desired to be given by any party to the other pursuant hereto shall be given in the manner provided and to the address set forth in the Lease (unless and until a new address is specified for delivery of notices in the manner set forth in the Lease), and the address of the Subleased Premises shall be the address for receipt of notices by Subtenant.

      15. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.


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      IN WITNESS WHEREOF, this Sublease has been entered into by the parties hereto as of the date first written above.

SUBLANDLORD:                            SUBTENANT:

LYON & LYON, LLP, a California          THE LIGHTSPAN PARTNERSHIP, INC., a
limited liability partnership           California corporation

By: /s/ ROBERT W. DICKERSON             By: /s/ KATHLEEN R. McELWEE
    --------------------------------        ------------------------------------
Print Name: ROBERT W. DICKERSON         Print Name: Kathleen R. McElwee
            ------------------------                ----------------------------
Its: MANAGING PARTNER                   Its: VP Finance & CFO
     -------------------------------         -----------------------------------


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                            [DIAGRAM OF FLOOR PLAN]


SUITE 500 - EXISTING PARTITION PLAN - LJET                                [LOGO]
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                           11,929 USABLE SQUARE FEET
                          13,815 RENTABLE SQUARE FEET